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                                                                       Exhibit 8

                                AUGUST 31, 1994

                                                                       REPLY TO:
                                                                BLOOMFIELD HILLS
                                                    DIRECT DIAL:  (810) 433-7421

FIRST OF AMERICA BANK CORPORATION
211 South Rose Street
Kalamazoo, Michigan  49007

ATTENTION:  RICHARD K. MCCORD

  RE:  FEDERAL INCOME TAX CONSEQUENCES OF PROPOSED
       ACQUISITION OF PRESIDENTIAL HOLDING CORPORATION

Greetings:

  You have requested our opinion regarding the federal income tax consequences of First of America Bank Corporation's ("First of America") proposed acquisition of Presidential Holding Corporation ("Presidential") through the merger (the "Merger") of Presidential into a wholly owned subsidiary of First of America. Upon consummation of the Merger, outstanding shares of common stock of Presidential will be converted into and exchanged for shares of the common stock of First of America as described in the Agreement and Plan of Reorganization dated as of June 28, 1994, among First of America, First of America Acquisition Company and Presidential.

  For purposes of our opinion, we have examined the Prospectus/Proxy Statement comprising part of First of America's Registration Statement on Form S-4 under the Securities Act of 1933, as amended, and such other records, documents and instruments, and have considered such matters of law, as in our judgment were necessary or appropriate. In addition, we have assumed that the facts set forth in the Prospectus/Proxy Statement are accurate. Any change in those facts or any change of law after the date hereof could adversely affect our opinion.

  Subject to the foregoing, we hereby confirm that our opinion as set forth in the Prospectus/Proxy Statement under the caption "The Merger--Federal Income Tax Consequences" states the material federal income tax consequences of the Merger.

  We consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the reference to this Firm under the captions "The Merger--Federal Income Tax Consequences" and "Legal Matters" in the Prospectus/Proxy Statement contained in the Registration Statement.

  This opinion is rendered pursuant to Item 4 of Form S-4 and Item 601 of Regulation S-K, and may be relied upon only by First of America and the Securities and Exchange Commission and may not be used, quoted or referred to and/or filed with any other person without our written permission.

                                   VERY TRULY YOURS,

                                   HOWARD & HOWARD


                                   /s/ MARK A. DAVIS
                                   MARK A. DAVIS